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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-69587 of Net.B@nk, Inc. on Form S-3 of our report dated February 5, 1998, included and incorporated by reference in the Annual Report on Form 10-K of Net.B@nk, Inc. for the year ended December 31, 1997, and to the use of our report dated December 16, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


Atlanta, Georgia
January 12, 1999